UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan	1-7923	38-1242806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrants’ Business and Operations

Item 8.01	Other Events

As previously disclosed, on May 6, 2009, Handleman Company petitioned the Circuit Court for Oakland County, State of Michigan, for an Order of Limited Supervision over the Liquidation of Handleman post-dissolution which would declare the shares of Handleman common stock to be non-transferable post-dissolution. A court order preventing the transfer of shares would allow Handleman to reduce costs during liquidation and maximize the liquidated value of Handleman for the benefit of its Creditors and potential benefit to its Shareholders. In its petition, Handleman has requested that the court order declare that the shares of Handleman common stock shall become non-transferable 30 days after a Form 8-K has been filed, notifying Handleman Shareholders that the court order has been entered. Handleman cannot provide any assurance that the court order requested in its petition will be granted.

A hearing on Handleman Company’s motion has been scheduled for Wednesday, May 20, 2009 at 8:30 a.m. at the Circuit Court for Oakland County, 1200 N. Telegraph Road, Pontiac, MI 48341-0404, in the courtroom of the Honorable Rudy J. Nichols. Handleman Shareholders are welcome to attend the hearing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: May 8, 2009	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer